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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the joint registration statement of Peter Kiewit Sons', Inc. and MFS Communications Company, Inc. on Form S-4 Amendment No. 4 of our report dated March 20, 1995, of our audits of the consolidated financial statements and financial statement schedules of Peter Kiewit Sons', Inc. as of December 31, 1994 and December 25, 1993, and for the three years ended December 31, 1994, which report is included in the Annual Report on Form 10-K of Peter Kiewit Sons', Inc. We further consent to the inclusion in the aforementioned registration statement of our reports dated June 9, 1995, of our audits of the pro forma consolidated condensed statement of operations of Peter Kiewit Sons', Inc., Kiewit Construction and Mining Group, a business group of Peter Kiewit Sons', Inc., and Kiewit Diversified Group, a business group of Peter Kiewit Sons', Inc. for the year ended December 31, 1994. We also consent to the reference to our Firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.


Omaha, Nebraska
August 17, 1995